Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 7, 2009 in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-153451) and related Prospectus of Emdeon Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP
Nashville, Tennessee August 7, 2009